Exhibit 9.6

                         Security holders of MainStreet

                                 [See Attached]

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                                   EXHIBIT 9.6

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
Class A Non-Voting Common Stock:                        Number of Shares              Date of Issuance
-------------------------------                         ----------------              ----------------
1.         Frank T. Corker                                    3,000                       12/04/96
2.         Laykoon Huang                                    160,000                       12/04/96
3.         Dennis R. Thomas*                                 20,000                       12/04/96
4.         Izhak Oliver                                      50,000                       12/20/96
5.         David Ellis                                       15,000                       01/15/97
6.         Richard G. Pettit                                 15,000                       01/15/97
7.         Practice Acquisition Consultants, Inc.             5,000                       05/21/97
8.         L. Lanier Allen*                                   8,000                       04/24/97
*Includes Allen & Thomas whose shares are going to be redeemed prior to the Closing.


Class B Common Stock:
1.         A. Wayne Johnson                              1,351,250                        12/12/96
2.         Robert G. Riddett, Jr.                          646,250                        12/12/96
3.         Michael J. Dare                                 352,500                        12/12/96
4.         PENMAN Private Equity and                     3,525,000                        12/  /96
           Mezzanine Fund, L.P.
5.         PENMAN Private Equity and                        423,458                        7/11/97
           Mezzanine Fund, L.P.
6.         A. Wayne Johnson                                 161,994                        7/11/97

5% Cumulative Redeemable Preferred:
1.         A. Wayne Johnson                                     927                       12/12/96
2.         PENMAN Private Equity and                          2,440                      12/   /96
           Mezzanine Fund, L.P.
3.         PENMAN Private Equity and                            750                        4/07/97
           Mezzanine Fund, L.P.
4.         PENMAN Private Equity and                            130                        6/05/97
           Mezzanine Fund, L.P.
5.         PENMAN Private Equity and                             20                        6/05/97
           Mezzanine Fund, L.P.
6.         PENMAN Private Equity and                            100                        5/22/97
           Mezzanine Fund, L.P.



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                                                Exhibit 9.6 (Continued)
10% Cumulative Redeemable Preferred:

PP-1       PENMAN Private Equity and                            298                        7/11/97
           Mezzanine Fund, L.P.
PP-2       A. Wayne Johnson                                     114                        7/11/97



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